UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934

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Invenda Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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November 20, 2007

Dear Invenda Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Invenda Corporation to be held on Friday, December 21, 2007 at 1:00 p.m., Eastern Daylight Time, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A. The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in detail in the accompanying Proxy Statement which you are urged to review carefully.

It is important that your shares be represented at the meeting whether or not you plan to attend. Included with these soliciting materials is a proxy card for voting, an envelope, prepaid postage, in which to return your proxy, instructions for voting by telephone or on the Internet, as well as our Annual Report to Stockholders.

We look forward to receiving your vote and seeing you at the meeting.

Sincerely yours,

Kamran Amjadi
Chairman and Chief Executive Officer

The date of this Proxy Statement is November 20, 2007, and it is first being mailed to stockholders on or about November 21, 2007.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 21, 2007

To Our Stockholders:

Notice is hereby given that our Annual Meeting of Stockholders will be held on Friday, December 21, 2007 at 1:00 p.m., Eastern Standard Time, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, 20817, U.S.A., and thereafter as it may from time to time be adjourned for the purposes stated below:

1.	To elect four Directors to our Board of Directors for the ensuing year and until their successors are elected;

2.	To ratify the designation of BDO Seidman, LLP as our independent registered public accounting firm; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The above matters are described in the Proxy Statement. All of our stockholders are cordially invited to attend the Annual Meeting. Only holders of record of our common stock at the close of business on November 19, 2007 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof, either in person or by proxy.

A copy of our annual report on form 10-KSB, as filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2006, accompanies this proxy statement.

By order of the Board of Directors,

Kamran Amjadi
Chairman and Chief Executive Officer

Bethesda, Maryland

November 20, 2007

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for stockholders of record will close at 12:01 a.m. (E.D.T.) on the morning of the meeting.

INVENDA CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 21, 2007

VOTING RIGHTS AND PROCEDURE

Only holders of record of our common stock at the close of business on November 19, 2007, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. On November 19, 2007, there were issued and outstanding 16,458,888 shares of common stock, all of which are entitled to vote.

Each share of our common stock of record on such date will be entitled to one vote on all matters to be voted upon at the Annual Meeting, including the election of Directors. The affirmative vote of a majority of the votes represented by the shares of our common stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, may approve most actions submitted to the stockholders other than the election of directors. The affirmative vote of a plurality of the shares of votes represented by the shares of our common stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, is required to elect directors. Cumulative voting in the election of Directors is not permitted.

A majority of the outstanding shares of our voting stock represented in person or by proxy and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of voting on the matters described herein, at any meeting of stockholders at which a quorum is present, the required vote is as follows: (a) the affirmative vote of a plurality of the shares of votes represented by the shares of our common stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, is required to elect the four nominees for Directors and (b) the affirmative vote of a majority of votes represented by the shares of our common stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, is required to ratify the designation of BDO Seidman, LLP as our independent registered public accounting firm and to approve any other matters at the Annual Meeting.

Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Since Directors will be elected by a favorable vote of a plurality of the votes present at the meeting in person or represented by proxy at the Annual Meeting, abstentions from the election of Directors will not affect the election of the candidates receiving the most votes. With respect to all other proposals to come before the meeting, abstentions will have the same effect as votes against such proposal. Shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as “broker non-votes”, will be counted as present for determining the presence of a quorum, but will not be counted for any purpose in determining the election of Directors and will have no effect on other proposals.

All Proxies in the enclosed form of proxy that are properly executed and returned to us prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors.

All valid Proxies received may be voted at the discretion of the proxy holders named therein for adjournments or postponements or other matters that may properly come before the Annual Meeting. The proxy holders may exercise their discretion to vote all valid Proxies for an adjournment or postponement in the absence of a quorum, to the extent necessary to facilitate the tabulation process or in other cases.

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The inspector will also separately tabulate affirmative and negative votes and broker “non-votes,” and determine the result for each proposal.

REVOCATION OF PROXIES

You may revoke your proxy at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder’s proxy. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for stockholders of record will close at 12:01 a.m. (E.D.T.) on the morning of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our bylaws provide for a minimum of three and a maximum seven Directors, such number to be determined by resolution of the Board of Directors. In accordance with the bylaws, the Board of Directors has currently set the number of Directors at four, and our Board of Directors recommends the election as Directors of the four nominees listed below. The four nominees, if elected, would hold office until their successors are elected and qualified or until their earlier death, resignation or removal.

The following table sets forth the name and age, as of the date of this proxy statement, of each nominee for Director, indicating all positions and offices with the Company currently held by him, and the period during which he has served as a Director:

NAME OF NOMINEE	AGE	POSITION WITH INVENDA	DIRECTOR SINCE
Kamran Amjadi (1)	43	Chief Executive Officer	1996
Mehrdad Akhavan	44	President, Chief Marketing Officer, President and Secretary	1996
Peter Friedli (2)	53	—	1996
David Jodoin	43	—	2005

(1)	Mr. Amjadi was a member of the Board of Directors from August 1996 through June 2004, when he resigned as Chairman and Chief Executive Officer. In April 2005, he was re-appointed Chairman of the Board when he was re-named Chief Executive Officer.
(2)	Mr. Friedli is a member of the Compensation Committee.

It is intended that shares represented by Proxies in the accompanying form will be voted “FOR” the election of the nominees named above unless a contrary direction is indicated. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

The affirmative vote of a plurality of the votes represented by shares of our common stock present in person or represented by proxy at the Annual Meeting, voting together as a single class, is required to elect the Director nominees. The biographies of Messrs. Amjadi, Akhavan, Friedli and Jodoin appear below in the “Directors, Executive Officers and Key Employees” section.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

RATIFYING THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

(PROPOSAL 2)

The Board of Directors has appointed BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2007. If a majority of votes cast at the meeting is not voted for ratification of this selection of independent registered public accountants, the Board of Directors will reconsider its appointment of BDO as independent registered public accounting firm for the year ending December 31, 2007. The Company’s bylaws do not require that the stockholders ratify the appointment of BDO as our independent auditors. This proposal is being submitted to the stockholders because the Company believes it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the adverse vote will be considered as a direction to the Board of Directors to consider the selection of other auditors for the following fiscal year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending December 31, 2007 will be permitted to stand unless the Board of Directors finds other good reason for making a change. Even if the appointment is ratified, the Board of Directors in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

We have been advised by BDO that neither that firm nor any of its associates has any relationship with us other than the usual relationship that exists between independent registered public accounting firms and clients.

A representative of BDO is expected to be present at the meeting, will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes represented by shares of our common stock present in person or represented by proxy at the Annual Meeting, voting together as a single class, is required to ratify the appointment of BDO as our independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

MANAGEMENT AND CORPORATE GOVERNANCE

Executive Officers, Key Employees and Directors

The following table presents information about each of our executive officers, key employees and Directors as of the date of this proxy statement.

NAME	AGE	POSITION(S) WITH COMPANY
Kamran Amjadi	43	Chief Executive Officer and Chairman
Mehrdad Akhavan	44	Chief Marketing Officer, President, Secretary and Director
Tracy Slavin	38	Chief Financial Officer
John Hoffman	48	Vice President of Network Operations
Amori Langstaff	36	Vice President of Client Services
Peter Friedli	53	Director
David Jodoin	43	Director

Kamran Amjadi served as our Chairman and Chief Executive Officer from August 1996 (when he co-founded our business) through June 2004 when he resigned as Chief Executive Officer and Chairman. From June 2004 through April 2005 he worked as a consultant for the Company and in April 2005 he was re-appointed our Chairman and Chief Executive Officer. From September 1990 until August 1996, Mr. Amjadi was the Executive Vice President and Director of United States Operations for MP Technologies, a software company. From July 1986 until August 1990, Mr. Amjadi was a software engineer with the Hewlett-Packard Corporation.

Mehrdad Akhavan was appointed to the new position of Chief Marketing Officer in April 2005. From June 2004 through April 2005 he served as our Chief Executive Officer. Prior to that time, he served as our President and Chief Operating Officer since October 1999, having served as our Executive Vice President and Secretary since he co-founded our business in August 1996. Mr. Akhavan was elected to our Board of Directors in October 1996. From December 1994 until August 1996, Mr. Akhavan was President of TechTreK, a children’s computer entertainment and education center. From January 1991 until December 1994, Mr. Akhavan was President of Trident Software, a company he co-founded, which digitized works of art.

Tracy Slavin became our Chief Financial Officer in June 2004. Ms. Slavin joined us in September 2000, and until her promotion served as Controller and Senior Director of Accounting. Ms. Slavin, a CPA, has an MBA and corporate accounting, finance and auditing experience. Prior to joining the Company, she served as Vice President of Accounting for Thomson Financial, a division of The Thomson Corporation, a leading provider of financial information, analysis, research and software products. From 1993 to 1997, Ms. Slavin served as Assistant Controller for Phillips International, Inc., a consumer and business-to-business information company. Ms. Slavin began her career as an auditor with PricewaterhouseCoopers LLP.

John Hoffman oversees our internal and external computer services, security and operation as our Vice President of Network Operations. He became a member or our team when we acquired BrightStreet.com in December 2001. At BrightStreet, he oversaw the company’s network infrastructure, where he managed more than 24 systems providing scalability and high availability architectures. John brings more than 19 years of experience in computer operations, software development and security. He has obtained varied development and operational experience both in high security government work and the Internet. Prior to BrightStreet, he held various positions at Lockheed Missile & Space Company, from 1998 to 2000, and at Netcom Online Communications, from 1994 to 1998.

Amori Langstaff, our Vice President of Client Services, joined us in March 2000. Amori oversees all client implementations, managing such processes as account services, business strategy, performance analyses and production. She brings to the Company ten years of experience designing and delivering results-based database and customer loyalty marketing solutions for retail and hospitality companies, including the Mandarin Oriental Hotel Group, Asset Marketing and Regent International Hotels. Amori has extensive experience in creating and implementing marketing campaigns, customer segmentations, database marketing programs and corporate business plans, and in leading consultative client engagements. At the Company, her contributions have promoted better and more profitable client relationships, streamlined sales and fulfillment processes.

Peter Friedli co-founded our business in August 1996. Mr. Friedli was elected to our Board of Directors in October 1996. Mr. Friedli has been the principal of Friedli Corporate Finance, Inc., Belize, a venture capital firm, since its inception in 1986. Prior to joining Friedli Corporate Finance, Mr. Friedli worked as an international management consultant for service and industrial companies in Europe and the U.S. Mr. Friedli also serves as the President of New Venturetec, Inc., a publicly traded Swiss venture capital investment company and currently serves as a Director of VantageMed Corporation, a publicly traded provider of healthcare information services. He also serves as a Director of several private companies.

David Jodoin was appointed as a Director in November 2005. Since December 2005 Mr. Jodoin has been the Chief Executive Officer of Iperia, an enterprise software company specializing in solutions for service providers in the voice over IP industry. From 2002 until 2005, Mr. Jodoin served as Chief Executive Officer of Alpha NetSolutions, Inc., an information technology consulting organization specializing in strategic consulting, web services and Linux migration strategies. Previously, Mr. Jodoin was the founder and Chief Executive Officer of Innovative Computer Concepts, which merged with Vantive Corporation, a publicly held customer relationship management software company, which eventually merged with PeopleSoft, Inc. While at Vantive, Mr. Jodoin held the position of Executive Vice President and General Manager.

Board of Directors

Our Board of Directors consists of Kamran Amjadi, Mehrdad Akhavan, Peter Friedli and David Jodoin, with Mr. Amjadi serving as Chairman of the Board. The Board affirmatively determines the independence of each Director and nominee for election as a Director; and has adopted the independence standards of The NASDAQ Stock Market LLC. At this time, the Board has determined that only one member of our Board of Directors, David Jodoin, is independent under such standards.

During 2006, our Board of Directors met 5 times and acted 2 times by unanimous written consent, and each of our directors attended at least 75% of the meetings.

Compensation Committee. The Compensation Committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of other employees and consultants. The Compensation Committee also administers our various incentive compensation, stock and benefit plans. During 2006, the Compensation Committee consisted of Mr. Friedli and met once during the year. The Company currently does not have a Compensation Committee Charter. See the “Compensation Discussion and Analysis” section below for further information regarding the compensation process.

Audit Committee. We do not have a separately designated standing Audit Committee of our Board of Directors, and therefore we do not have any independent audit committee financial experts under Item 407(e) of Regulation S-B. We are listed on the SWX Swiss Exchange, which does not currently require that listed companies have an audit committee. Our Board of Directors has consisted of only three or four members and it has been determined that the entire Board of Directors adequately serves the functions of the Audit Committee. We intend to expand our current Board of Directors to accommodate a separately designated Audit Committee, and to appoint members of such Committee, at a later date.

Nominating Committee. We do not have a separately designated standing Nominating Committee of our Board of Directors. Our Board of Directors has consisted of only three or four members and it has been determined that the entire Board of Directors adequately serves the functions of the Nominating Committee.

Director Compensation. We do not currently compensate our directors who are also employees. Each non-employee director is currently reimbursed for reasonable travel expenses for each board meeting attended. In 2006, David Jodoin received 50,000 shares of our common stock for his appointment to the Board of Directors. Future year’s compensation for non-employee directors has not yet been decided.

The following tables set forth the compensation for the year ended December 31, 2006 and the aggregate number of equity awards outstanding at December 31, 2006 for our non-employee directors as of December 31, 2006.

Director Compensation Table

Name	Stock Awards		Total
Peter Friedli	$—		$—
David Jodoin	$11,000	(1)	$11,000

(1)	David Jodoin was awarded 5,000 shares of our common stock (the numbers has been adjusted for the one-for-ten reverse stock split which became effective on May 18, 2007) for service on our board of directors. The value was determined using the closing market price of $0.22 on the date of grant.

Outstanding Director Equity Awards at Fiscal Year-End Table

Name	Stock Option Awards (1) (exercisable/unexercisable)
Peter Friedli	9,000/ —
David Jodoin	— / —

(1)	All numbers has been adjusted for the one-for-ten reverse stock split which became effective on May 18, 2007.

Compensation Committee Interlocks and Insider Participation. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Stockholder Communications with Directors. Company stockholders who want to communicate with the Board of Directors or any individual Director can write to:

Invenda Corporation

Board Administration

6901 Rockledge Drive, 6th Floor

Bethesda, MD 20817

Letters should indicate that you are a Company stockholder. Depending on the subject matter, management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and will make those communications available to the Directors on request.

Limitation of Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our Directors will not be personally liable to us, or our stockholders, for monetary damages for breach of their fiduciary duties as a Director, except for liability:

•	for any breach of the Director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under a provision of Delaware law relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•	for any transaction from which the Director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a Director for breach of his or her duty of care.

Our bylaws provide for the indemnification of our Directors and officers and any person who is or was serving at our request as a Director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise. This indemnification is provided to the fullest extent authorized by, and subject to the conditions set forth in, the Delaware General Corporation Law. This indemnification will include the right to advanced payment of expenses by us of any proceeding for which indemnification may be had in advance of its final disposition.

Code of Ethics

We have adopted a Code of Ethics that applies to our Directors and to all of our employees, including our chief executive officer and chief financial officer. Our Code of Ethics has been distributed to all employees and is available at our website (www.invenda.com). Any additions or amendments to the Code of Ethics, and any waivers of the Code of Ethics for executive officers or our Directors, will be posted on the Company’s website.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the year ended December 31, 2006 for our Chief Executive Officer and our other executive officers as of December 31, 2006, and two other most highly compensated employees for the year ended December 31, 2006 (collectively, the “Named Executive Officers”).

Name and Principal Position(s)	Year	Salary	Option Awards (1)	Total Compensation
Kamran Amjadi Chief Executive Officer and Chairman	2006	$250,000	$—	$250,000

Mehrdad Akhavan Chief Marketing Officer, President, Secretary and Director	2006	$200,000	$—	$200,000

Tracy Slavin Chief Financial Officer	2006	$149,995	$44,713	$194,708

John Hoffman Vice President of Network Operations	2006	$150,000	$11,250	$161,250

Amori Langstaff Vice President of Client Services	2006	$150,000	$36,375	$186,375

(1)	Amounts shown in this column are based on the accounting expense for the corresponding year related to stock option awards made in that year and in prior periods. The assumptions used to calculate the accounting expense recognized are set forth in Note 11 of the Notes to Financial Statements that begin on page F-7 of our 2006 10KSB.

Compensation Discussion and Analysis

Our compensation policies are designed to attract, motivate and retain experienced and qualified executives, increase the Company’s overall performance, increase stockholder value and enhance the performance of individual executives.

The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company’s overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is Company policy to grant stock options to executives upon their commencement of employment and thereafter as determined by the Compensation Committee in order to strengthen the alliance of interest between such executives and our stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company’s performance, as reflected in the market price of our common stock.

The following describes in more specific terms the elements of compensation that implement the Compensation Committee’s compensation policies, with specific reference to compensation reported for 2006.

Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer companies in the our geographic region. The Compensation Committee reviews the base salaries of executive officers based upon, among other things, individual performance and responsibilities.

The Chief Executive Officer recommends annual salary adjustments by evaluating the performance of each executive officer after considering new responsibilities and the previous year’s performance and the financial health of the Company. The Compensation Committee performs the same review when evaluating the performance of the Chief Executive Officer. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives.

Bonuses. The Compensation Committee may award bonuses to its executive officers that are based on both corporate and individual performance, as well as the financial health of the Company. The corporate performance factors include, among other things, revenue and earnings targets established in the Company’s annual budget. The Company decided not to issue any bonuses to its executives for the year ended December 31, 2006, primarily due to the fact that the Company continued to require external funding. This decision does not reflect future decisions on bonus payments as other factors may weigh more prominently in the future.

Stock-Based Compensation. Another component of executive officers’ compensation consists of awards granted under the Amended and Restated E-centives, Inc. Stock Option and Incentive Plan adopted in September 2000, pursuant to which we granted executive officers and other key employees options to purchase shares of common stock. This plan remains in effect and options under the plan remain outstanding, but we ceased making awards under the plan as of the May 2007 adoption of our 2007 Stock Incentive Plan.

The Compensation Committee grants stock options to executives in order to align the interests of those executives with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives’ gains are linked to increases in the value of the common stock, which in turn results in stockholder gains. The Compensation Committee generally grants options to new executive officers and other employees upon their commencement of employment and thereafter as determined by the Compensation Committee. The options generally are granted at an exercise price equal to the closing market price of the common stock on the trading day of the date of grant. Options granted typically vest over a period of four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for our stockholders through appreciation of stock price. Management believes that stock options have been helpful in attracting and retaining skilled executive personnel.

The Company decided not to issue any options to its executives for the year ended December 31, 2006, primarily due to the fact that the Company continued to require external funding. This decision does not reflect future decisions on option grants as other factors may weigh more prominently in the future.

Other. The Company has a tax-qualified employee savings plan, which covers all of its employees. Eligible employees may defer up to 25% of their pre-tax earnings, subject to the Internal Revenue Service’s annual contribution limit. The 401(k) plan permits the Company to make additional discretionary matching contributions on behalf of all participants in the 401(k) plan in an amount determined by the Company, although it currently does not do so. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986 so that contributions by employees or by the Company to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions made by the Company, if any, will be deductible by the Company when made.

Chief Executive Officer Compensation. The executive compensation policy described above is applied in setting the Chief Executive Officer’s compensation. The Chief Executive Officer’s compensation generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, the compensation consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The Compensation Committee’s general approach in establishing the Chief Executive Officer’s compensation is to be competitive with peer companies, but to have a percentage of his target compensation based upon certain performance criteria and targets established in the Company’s strategic plan.

Option Grants in Last Fiscal Year

There were no grants of stock options made to any of the Named Executive Officers during the year ended December 31, 2006. The Compensation Committee determined that since the Company was not yet profitable, there should be no additional grants to the Named Executive Officers this year. This may change in the future, as the Compensation Committee looks at a variety of factors in determining additional grants to the Named Executive Officers, and the decision is made on a case by case basis.

Outstanding Equity Awards at Last Fiscal Year End

The following table presents information with respect to stock options held by each of our Named Executive Officers as of December 31, 2006. The Company has not issued any stock awards. All numbers has been adjusted to reflect the one-for-ten reverse stock split which became effective on May 18, 2007.

	Option Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Kamran Amjadi	10,000	—	$25.00	07/27/2007
	27,500	—	$130.00	07/27/2007
	261,179	—	$1.30	07/27/2007
Mehrdad Akhavan	10,000	—	$25.00	05/14/2009
	27,500	—	$130.00	06/30/2010
	186,826	—	$1.30	10/07/2012
Tracy Slavin	1,500	—	$65.00	10/03/2010
	1,125	—	$1.30	10/07/2012
	7,625	15,250	$1.30	06/21/2014
John Hoffman	2,000	—	$5.50	12/12/2011
	10,000	—	$1.30	10/07/2012
Amori Langstaff	500	—	$65.00	03/12/2010
	10,000	—	$1.30	10/07/2012
	7,500	7,500	$1.30	06/21/2014

Option Exercises and Stock Vested

During the year ended December 31, 2006, no stock options were exercised by any of the Named Executive Officers and as we do not grant any stock awards, there were no stock awards that vested.

Potential Payments upon Termination or Change in Control

There are no potential payments upon termination or a change in control of the Company for any of our Named Executive Officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Insider Participation

Peter Friedli, one of our stockholders and a director, has relationships with several of our current investors and stockholders. He serves as the investment advisor to Venturetec, Inc. and InVenture, Inc. He also serves as President of US Venture 05, Inc., InVenture, Inc. and Venturetec, Inc., as well as its parent corporation, New Venturetec AG. Mr. Friedli is also the President and a controlling stockholder of Friedli Corporate Finance, Inc., Belize. Mr. Friedli engaged in a number of transactions with us, both directly and through companies with which he has affiliations, as follows:

Funding Commitment. Friedli Corporate Finance, Inc., Belize has committed to providing our funding needs through the third quarter of 2008.

Promissory Notes. During the year ended December 31, 2006, we issued three 10% convertible promissory notes with principal amounts totaling $1,500,000 and one 4% convertible promissory note with a principal amount of $1,000,000 to US Venture 05, Inc. As of December 31, 2006, the total outstanding principal value of convertible promissory note held by organizations affiliated with Peter Friedli was $7,000,000.

On September 18, 2007, we entered into Note Exchange Agreements with the holders of all of our outstanding convertible promissory notes. Pursuant to the Note Exchange Agreements, we retired the debt of $7,000,000 plus accrued and unpaid interest held by organizations affiliated with Peter Friedli, by exchanging the convertible promissory notes for an aggregate of 6,410,626 shares of the our common stock. The convertible promissory notes were surrendered and terminated as part of the debt exchange.

Series C Convertible Preferred Stock. Effective April 30, 2007, Peter Friedli, InVenture, Inc., Venturetec, Inc. and US Venture 05, Inc. exercised their option to convert their Series C convertible preferred stock, together with unpaid dividends accrued until April 30, 2007, into shares of common stock. As a result 3,239,986 shares of Series C convertible preferred stock were converted into 3,239,986 shares of common stock and 535,537 shares of common stock were issued as dividends. These share numbers reflect the reverse stock split which occurred on May 18, 2007, after the effective date of the conversion.

Consulting Agreement. In July 1996, we entered into a consulting agreement with Friedli Corporate Finance, Inc., Belize, whereby Mr. Friedli provides us with financial consulting services and investor relations advice. There have been subsequent renewal agreements, with the most recent renewal being signed in November 2006, extending the agreement until November 2008. Pursuant to this agreement, Friedli Corporate Finance, Inc., Belize is paid $4,000 per month plus reimbursement of expenses related to Mr. Friedli’s services. Consulting expense under the Friedli Corporate Finance, Inc., Belize agreement was approximately $63,000 for the year ended December 31, 2006.

Friedli Corporate Finance, Inc., Belize also provides investment banking services, including but not limited to, helping raise funds for the Company. Friedli Corporate Finance, Inc., Belize was paid $250,000, for such services and related costs for the year ended December 31, 2006, which they have indicated to us may be distributed to a number of third party banks who assisted in the financing efforts.

Loans to Members of Management and Board of Directors

We do not have any outstanding loans to officers or the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of October 31, 2007 for:

•	each person, or group of affiliated persons, who is the beneficial owner of more than five percent of our outstanding common stock;

•	each of our Named Executive Officers;

•	each of our Directors; and

•	all of our executive officers and Directors as a group.

Unless otherwise indicated, the address of each person identified is c/o Invenda Corporation, 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland 20817.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. The persons named in this table have sole voting power for all shares of our common stock shown as being beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after the date of this proxy statement are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name	Number	Percent of Class
Kamran Amjadi	159,600	*
Mehrdad Akhavan (1)	290,326	1.7
David Jodoin	5,000	*
Peter Friedli (2)	12,953,412	77.9
c/o Friedli Corporate Finance AG
Freigutstrasse 5
8002 Zürich, Switzerland
Venturetec, Inc. (3)	2,436,203	14.7
c/o Friedli Corporate Finance AG
Freigutstrasse 5
8002 Zürich, Switzerland
New Venturetec AG (4)	2,436,203	14.7
c/o Friedli Corporate Finance AG
Freigutstrasse 5
8002 Zürich, Switzerland
InVenture, Inc.	3,155,139	19.2
c/o Friedli Corporate Finance AG
Freigutstrasse 5
8002 Zürich, Switzerland
US Venture 05, Inc.	5,395,538	32.8
c/o Friedli Corporate Finance AG
Freigutstrasse 5
8002 Zürich, Switzerland
Tracy Slavin (5)	25,500	*
John Hoffman (5)	12,000	*
Amori Langstaff (5)	25,500	*
All executive officers and directors as a group (5 persons) (6)	13,433,838	79.6

*	Less than 1% of the outstanding shares of common stock.
(1)	Includes 66,000 shares of common stock and 224,326 shares issuable upon the exercise of vested stock options.

(2)	Includes 1,890,932 shares of common stock, 9,000 shares issuable upon the exercise of vested stock options and 66,600 shares issuable upon the exercise of warrants held by Mr. Friedli individually, as well as shares of common stock and common stock underlying warrants held by entities over which Mr. Friedli has control, as follows: Venturetec, Inc. — 2,336,203 shares of common stock and 100,000 shares issuable on the exercise of warrants; InVenture, Inc — 3,155,139 shares of common stock; US Venture 05, Inc. — 5,395,538 shares of common stock. Mr. Friedli has sole voting and investment power with respect to 1,966,532 shares and shared voting and investment power with respect to 10,986,880 shares.
(3)	Includes 2,336,203 shares of common stock and 100,000 shares issuable on the exercise of warrants.
(4)	Includes 2,336,203 shares of common stock and 100,000 shares issuable on exercise of warrants held by Venturetec, Inc. New Venturetec AG may be deemed to control Venturetec, Inc. by virtue of its ownership of 100% of Venturetec, Inc.’s capital stock and its corresponding right to elect Venturetec, Inc.’s directors, and, therefore, our capital stock owned by Venturetec, Inc. may also be deemed to be beneficially owned by New Venturetec AG. New Venturetech AG has shared voting and investment power with respect to 2,436,203 shares.
(5)	Includes shares issuable upon the exercise of vested stock options.
(6)	Includes 13,008,412 shares of common stock, 258,826 shares issuable upon exercise of vested stock options and 166,600 shares issuable upon the exercise of warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission and the exchange on which our common stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish us with copies of all reports filed pursuant to Section 16(a). Based solely upon our review of such copies, we believe that for the year ended December 31, 2006 all our directors, executive officers and greater than ten percent beneficial owners reported on a timely basis all transactions required to be reported by Section 16(a).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

As we do not have an Audit Committee, the Board of Directors has established a policy regarding pre-approval of all audit and non-audit services provided to us by our independent registered public accounting firm. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Board of Directors is requested. The Board of Directors reviews these requests and advises management if the Board of Directors approves the engagement of the independent auditor. On a periodic basis, management reports to the Board of Directors regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

•

Audit fees: Professional services rendered for the audits of the financial statements of the Company, reviews of the Company’s financial statements included in the company’s 10KSB and assistance with review of documents filed with the SEC.

•	Audit Related fees: Services related to employee benefit plan audits, business acquisitions, accounting consultations and consultations concerning financial and accounting and reporting standards.

•	Tax fees: Services related to tax compliance, including the preparation of tax returns, tax planning and tax advice.

•	All Other fees: Other services are pre-approved on an engagement-by-engagement basis.

The Board of Directors has met and held discussions with management and the independent registered public accounting firm. Management represented to the Board of Directors that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Board of Directors has discussed the consolidated financial statements with management and the independent registered public accounting firm. The Board of Directors discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114, “The Auditor’s Communication With Those Charged With Governance “ and SAS No. 90, “Audit Committee Communications.”

The Company’s independent registered public accounting firm also provided to the Board of Directors disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Board of Directors discussed with the independent registered public accounting firm that firm’s independence

Principal Accounting Fees and Services

The Board of Directors has appointed BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2007. A representative of BDO is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Aggregate fees for professional services rendered to the Company by BDO for the years ended December 31, 2006 and 2005, are summarized in the table below.

	2006	2005
Audit fees (1)	$152,000	$141,000

Audit Related fees	0	0

Tax fees (2)	27,000	26,000

All Other fees	0	0

Total fees	$179,000	$167,000

(1)	Audit fees include consents and review of and assistance with documents filed with the SEC.
(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

EXPENSES OF SOLICITATION

The cost of soliciting Proxies in the form enclosed herewith will be borne entirely by us. In addition to the solicitation of Proxies by mail, Proxies may be solicited by our officers and directors and our regular employees, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. We may also utilize the services of our transfer agent, American Stock Transfer & Trust Company, and SIS SegaInterSettle AG, the Swiss security clearing system to provide broker search and proxy distribution services. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our stock and normal handling charges may be paid for such forwarding service.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Any proposals by stockholders to be considered for inclusion in our proxy statement relating to the 2008 Annual Meeting of Stockholders must be in writing and received by us, at our principal office, not later than the close of business on July 23, 2008. Any stockholder who wishes to present a proposal at the 2008 Annual Meeting of Stockholders, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to our principal office not earlier than September 22, 2008 and not later than October 22, 2008. Nothing in this paragraph shall be deemed to require us to include in the proxy statement and proxy relating to the 2008 Annual Meeting of Stockholders any stockholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

Our management knows of no other business presented for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.

By order of the Board of Directors,

Kamran Amjadi
Chairman and Chief Executive Officer

REVOCABLE PROXY

INVENDA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned stockholder of Invenda Corporation (the “Company”) hereby appoints Kamran Amjadi, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Standard Time, on Friday, December 21, 2007, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A., and at any adjournments or postponements thereof, upon the following matters:

The Board of Directors recommends a vote “FOR” Proposal One and Proposal Two.

PROPOSAL ONE:	ELECTION OF FOUR DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

	☐		FOR all nominees listed below (except as marked to the contrary)
	☐		WITHHOLD AUTHORITY to vote for all nominees listed below.
(INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee’s name below.)
		Nominees:	Kamran Amjadi
Mehrdad Akhavan
Peter Friedli
David Jodoin
	☐		ABSTAIN

This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL ONE.

PROPOSAL TWO:	RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

	☐		FOR ratification of appointment of BDO Seidman, LLP.
	☐		AGAINST ratification of appointment of BDO Seidman, LLP.
	☐		ABSTAIN

This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL TWO.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

☐ I PLAN TO ATTEND THE 2007 ANNUAL STOCKHOLDERS MEETING

Date: , 2007

(Signature of Stockholder or Authorized Representative)

(Print name)

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of ownership in the name of two or more persons, both persons should sign.

(List number of shares of stock held in each class; indicate class(es))

Your vote is important!

VOTE BY INTERNET—www.voteproxy.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800- PROXIES (or 1-800-776-9437)

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

Do not return your Proxy Card if you are voting by Telephone or Internet.

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